SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 21, 2015

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2015, Aoxin Tianli Group, Inc. (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company that the minimum bid price of the Company’s common shares was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5450(a)(1). The notification letter has no immediate effect at this time on the listing of the Company’s common shares on The NASDAQ Capital Market. The Company’s common shares will continue to trade on The NASDAQ Capital Market under the symbol ABAC.

The notification letter states that the Company will be afforded 180 calendar days, or until March 21, 2016, to regain compliance with the minimum closing bid requirement. In accordance with Marketplace Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of the Company’s common shares meets or exceeds $1.00 per share for at least 10 consecutive business days, and that if the Company’s common shares regain compliance with the minimum closing bid requirement for continued listing, the NASDAQ staff will provide the Company with written notification that it has achieved compliance with the minimum closing bid requirement for continued listing and the matter will be closed. The notification letter states that if the Company chooses to implement a reverse stock split to achieve compliance, the Company must complete the split no later than ten business days prior to March 21, 2016.

If  the  Company  does  not  regain  compliance by March 21, 2016,  the  Company  may be  eligible  for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, the Staff of NASDAQ will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to the Staff of NASDAQ that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff of NASDAQ will provide notice to the Company advising that its securities will be subject to delisting.

At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules.

Item 7.01 Regulation FD Disclosure.

On September 25, 2015, the Company issued a press release announcing its receipt of the notification from The NASDAQ Stock Market that the minimum bid price of the Company’s common shares was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5450(a)(1). The press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits

(d)         Exhibit 99.1    Press Release dated September 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Hanying Li
Hanying Li
Chair and Chief Executive Officer

Dated: September 25, 2015